Exhibit 99.1

Avid Technology Announces Next Milestone in Company Transformation

Growing Maturation of Avid Media Central Platform Enables Additional Annualized Efficiency Gains of up to $68 Million

New $105 Million Senior Secured Credit Facility Strengthens Balance Sheet

Company Transformation on Track to be Completed by Mid-2017

BURLINGTON, MA- February 29, 2016- Avid® (Nasdaq: AVID) (“Avid” or “the Company”), a leading technology provider for the creation, distribution and monetization of media assets for global media organizations, enterprise users and individual creative professionals, today announced actions estimated to yield up to $68 million of annualized efficiency gains and the closing of a new $105 million senior secured credit facility as the Company continues to execute on its multi-year strategic, financial and operational transformation, on track and scheduled for completion by Mid-2017.

“Since we began Avid’s transformation, the Avid Everywhere vision - to build our portfolio of products as applications on a single platform, the Avid Media Central platform- has been central to our strategy to solve the industry’s most important issues with greater innovation, flexibility and efficiency. Avid is in the final stretches of its dramatic transformation and we’re pleased that the growing adoption, stability and maturation of the Media Central Platform will now allow us to fully realize its potential to drive a more efficient operating model by eliminating components and processes that are no longer required with a single global platform.” said Louis Hernandez, Jr, Chairman, President, and CEO of Avid. “Our clients and community are fully supportive of our vision as demonstrated by the hundreds of large and sophisticated global media companies who have purchased over 32,000 Media Central licenses, punctuated by the record contract with Sinclair Broadcast Group signed in December 2015. Clients everywhere are enjoying the benefits of the platform as they look to capitalize on major industry shifts in the media landscape. For Avid, 2016 will be marked by a focus on additional platform-enabled growth and efficiency initiatives, which will demonstrate our ability to generate a meaningful financial return for our shareholders.”

Platform Enabled Efficiency Gains Accelerate in 2016

As a direct result of Avid’s platform strategy, the Company expects to realize more efficient operations and achieve annualized efficiency gains of up to $68 million. It is expected that these efficiencies will be fully reflected in the Company’s full-year 2017 results, with $40-$45 million reflected in the Company’s 2016 results. The efficiency gains are expected to use approximately $25 million of cash to be paid out throughout 2016 and the first half of 2017 with the corresponding expense recognized throughout 2016. The main drivers of the efficiency gains are:

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A new level of maturation of the Avid Media Central platform - Because Avid can now share common technology tools across its portfolio and third-party products, it is able to reduce or eliminate the need for stand alone, siloed processes and redundant workflows.

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Complete final phase of talent alignment and facilities rationalization program - Avid is putting the right people in the right roles in the right locations with the right cost structure which will position Avid for the end of its transformation in 2017. In connection with this effort, redundant offices will also be closed or downsized.

Personnel related savings account for two-thirds of overall efficiency gains. Many of the personnel related actions have already been completed with savings expected to be realized on an accelerated basis with each successive quarter. The remainder of the efficiencies will be achieved through consolidating and darkening underutilized facilities and further rationalizing spend on external vendors.

“We are on track to complete Avid’s transformation by the middle of 2017 and position the Company for long-term sustainable and profitable growth,” added Mr. Hernandez.

Strengthened Balance Sheet

In connection with the announced cost efficiency program, the Company has entered into a new five-year, $105 million senior secured credit facility, which consists of a $100 million term loan and an undrawn $5 million revolver. Proceeds from the term loan will be used to replace the Company’s existing $35 million revolving credit facility, finance the Company’s efficiency program and other transformation initiatives, and provide operating flexibility throughout the remainder of the transformation in this period of heightened market volatility. The Company estimates that after paying for both debt issuance costs and the efficiency program, the new financing will provide approximately $70 million of available liquidity, about half of which replaces the existing revolving credit facility with the remainder providing incremental liquidity to strengthen the Company’s balance sheet.

“The new debt facility further strengthens our liquidity position and supports the execution of the last leg of our transformation, including the efficiency program,” said John Frederick, Chief Financial and Administrative Office of Avid. “We continue to expect positive adjusted free cash flow generation in 2016, although we do anticipate using cash in the first half of the year as we execute on the cost initiatives. We look forward to updating the investor community on our 2015 results and 2016 guidance, as well as sharing more details behind the 2016 growth and efficiency initiatives, in our fourth quarter and full-year 2015 earnings and business update call, scheduled for March 15th, 2016. We now have a capital structure that we believe allows us to make the investments necessary and finish executing on our plan.”

The credit facility matures in February 2021, but is subject to an earlier maturity date in May 2020 if the Company has not refinanced its Senior Unsecured Convertible Notes by that time. The credit facility accrues interest at LIBOR plus 6.75%, with a 100 basis point floor, a 1% annual anniversary, excess cash flow sweep requirements and customary maintenance financial covenants, including maximum total leverage. The term loan is subject to a 1.25% mandatory principle amortization per quarter.

About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

Cautionary Note Regarding Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated expectations, plans, and operational results. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements regarding future financial performance, strategy and business plans as well as transformation. These forward-looking statements are based on current expectations as of the date of this press release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the including the effect on our sales, operations and financial performance resulting from, among other things, our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by our company with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

© 2015 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners

Media Contact                Investor Contact
Sara Griggs                Jonathan Huang
Avid                    Avid
310.821.0801                  978.640.5126
sara.griggs@avid.com            jonathan.huang@avid.com